UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 6, 2007

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2007, the Compensation Committee of the Board of Directors of SuperGen, Inc. approved a performance-based cash bonus award of $250,000 to Dr. James S.J. Manuso.  The bonus was granted in connection with Dr. Manuso’s Executive Employment and Confidential Information and Invention Assignment Agreement, which SuperGen entered into with Dr. Manuso on January 1, 2004 (the “Employment Agreement”).  The Compensation Committee determined to award the bonus after reviewing the achievements and performance of the Company through the fiscal year ended December 31, 2006 and Dr. Manuso’s instrumental efforts in that regard.  The cash bonus was paid on March 6, 2007.

The Employment Agreement was previously filed with SuperGen’s Annual Report on Form 10-K filed on March 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

		By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

Date:	March 6, 2007